Exhibit 99.1
BRINKER INTERNATIONAL REPORTS THIRD QUARTER OF FISCAL 2023 RESULTS
DALLAS (May 3, 2023) – Brinker International, Inc. (NYSE: EAT) today announced its financial results, for the third quarter ended March 29, 2023.
Third Quarter Fiscal 2023 Financial Highlights
Brinker International reported net income per diluted share of $1.12, in the third quarter of fiscal 2023, a 38% increase compared to the third quarter of fiscal 2022. Net income per diluted share, excluding special items (non-GAAP), was $1.23 in the third quarter of fiscal 2023, a 33.7% increase compared to the third quarter of fiscal 2022. Our results for the third quarter of fiscal 2023 were driven by an increase in company sales as well as improved food, beverage, and labor costs. Chili’s comparable restaurant sales were 9.6% and Maggiano’s were 21.6% resulting in a 10.8% increase for Brinker. Comparable restaurant sales improved due to menu pricing and favorable item mix. These operational improvements resulted in operating income margin increasing to 5.9% and restaurant operating margin (non-GAAP) increasing to 13.4% for the third quarter. Chili’s initiated an updated marketing strategy focused on TV, digital, and social media advertising and continued to improve the guest experience by strengthening investments in restaurant facilities and labor.
“We are pleased to report quarterly operating performance for Brinker International that represents a nice step forward for our strategy, enabling us to make needed investments into the business, translating into an improved guest experience” said Kevin Hochman, Chief Executive Officer and President of Brinker International. “In the quarter, we also reengaged our guests with a broader Chili’s marketing campaign including TV, digital and social media. The campaign was well received by our guests and is clearly a sales lever we can use to drive future results.”
Third Quarter Financial Results

	Third Quarter
	2023	2022	Variance
Company sales(1)	$1,072.9	$970.9	$102.0
Total revenues	$1,083.2	$980.4	$102.8

Operating income	$64.2	$49.4	$14.8
Operating income as a percentage of Total revenues	5.9%	5.0%	0.9%
Restaurant operating margin, non-GAAP(1)(2)	$143.3	$127.4	$15.9
Restaurant operating margin as a percentage of Company sales, non-GAAP(1)(2)	13.4%	13.1%	0.3%
Net income	$50.7	$36.6	$14.1
Adjusted EBITDA, non-GAAP(2)	$113.0	$97.7	$15.3

Net income per diluted share	$1.12	$0.81	$0.31
Net income per diluted share, excluding special items, non-GAAP(2)	$1.23	$0.92	$0.31
Comparable Restaurant Sales(3)

Q3:23 vs 22
Brinker	10.8%
Chili’s	9.6%
Maggiano’s	21.6%
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section below for more details.

(2)See Non-GAAP Information and Reconciliations section below for more details.
(3)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Basis of Presentation
Effective for the first quarter of fiscal 2023, we are presenting certain revenue streams within Company sales to better align with the presentation used within the casual dining industry. Our presentation of Franchise revenues will now include only revenues related to the franchise-operated restaurants. Comparative figures in prior years have been adjusted to conform to the current year’s presentation. These reclassifications have no effect on Total revenues or Net income previously reported.
Company sales include revenues generated by the operation of Company-owned restaurants including food and beverage sales, net of discounts, gift card breakage, Maggiano’s banquet service charge income, delivery, digital entertainment revenues, merchandise income and gift card discount costs from third-party gift card sales.
Franchise revenues include franchise royalties, franchise advertising fees, franchise and development fees and gift card program fees.
Third Quarter of Fiscal 2023 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended March 29, 2023 and March 30, 2022:

	Chili’s			Maggiano’s
	Third Quarter		Variance	Third Quarter		Variance
	2023	2022		2023	2022
Company sales(1)	$953.2	$870.2	$83.0	$119.7	$100.7	$19.0
Franchise revenues(1)	10.2	9.4	0.8	0.1	0.1	—
Total revenues	$963.4	$879.6	$83.8	$119.8	$100.8	$19.0

Company restaurant expenses(2)	$827.4	$755.8	$71.6	$101.9	$87.5	$14.4
Company restaurant expenses as a % of Company sales(1)	86.8%	86.9%	(0.1)%	85.1%	86.9%	(1.8)%

Operating income	$88.3	$73.2	$15.1	$12.2	$7.6	$4.6
Operating income as a % of Total revenues	9.2%	8.3%	0.9%	10.2%	7.5%	2.7%

Restaurant operating margin - non-GAAP(1)(3)	$125.8	$114.4	$11.4	$17.8	$13.2	$4.6
Restaurant operating margin as a % of Company sales - non-GAAP(1)(3)	13.2%	13.1%	0.1%	14.9%	13.1%	1.8%
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.
(2)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.

(3)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to increased menu pricing, favorable menu item mix, and higher dine-in traffic, partially offset by lower off-premise traffic.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased slightly primarily due to sales leverage, offset by commodity price inflation, higher hourly labor expenses due to an increase in hourly wage rates and staffing levels, advertising, manager salaries and bonus, repair and maintenance expenses, utilities, and rent expense.
•Chili’s franchisees generated sales of approximately $213.6 million for the third quarter of fiscal 2023 compared to $190.4 million for the third quarter of fiscal 2022.
Maggiano’s
•Maggiano’s Company sales increased primarily due to higher dining room and banquet traffic, increased menu pricing and favorable menu item mix.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage. The decreases were partially offset by higher hourly labor due to an increase in hourly wage rates and staffing levels, commodity price inflation, manager salaries, repair and maintenance expenses, delivery expenses, property taxes, and utilities.
Income Taxes
•On a GAAP basis, the effective income tax rate was a benefit of 0.2% in the third quarter of fiscal 2023. The effective income tax rate is lower than the statutory rate of 21% due primarily to leverage of the FICA tip credit and the impact of aligning fiscal 2023 year-to-date tax expense with the current estimated annual tax rate. Excluding the impact of special items, the effective income tax rate was an expense of 2.5% in the third quarter of fiscal 2023.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, May 3, 2023 at 9 a.m. CDT:
http://investors.brinker.com/events/event-details/q3-2023-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day May 17, 2023.
Additional financial information, including statements of income which detail operations excluding special items, franchise revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the third quarter of fiscal 2023 filing on or before May 8, 2023
•Earnings release call for the fourth quarter of fiscal 2023 on August 16, 2023
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and the It’s Just Wings® virtual brand: Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; the impact of the COVID-19 pandemic; the crisis in Ukraine and related disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (ESG) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 29, 2023	March 30, 2022	March 29, 2023	March 30, 2022
Revenues
Company sales(1)	$1,072.9	$970.9	$3,028.4	$2,752.3
Franchise revenues(1)	10.3	9.5	29.3	30.3
Total revenues	1,083.2	980.4	3,057.7	2,782.6
Operating costs and expenses
Food and beverage costs	287.5	270.3	866.4	757.4
Restaurant labor	361.2	329.1	1,026.4	949.4
Restaurant expenses	280.9	244.1	818.1	712.1
Depreciation and amortization	42.5	42.2	126.2	123.1
General and administrative	40.6	39.2	115.7	108.8
Other (gains) and charges(2)	6.3	6.1	19.8	17.0
Total operating costs and expenses	1,019.0	931.0	2,972.6	2,667.8
Operating income	64.2	49.4	85.1	114.8
Interest expenses	14.2	11.1	40.4	34.8
Other income, net	(0.6)	(0.4)	(1.3)	(1.2)
Income before income taxes	50.6	38.7	46.0	81.2
Provision (Benefit) for income taxes	(0.1)	2.1	(2.4)	3.8
Net income	$50.7	$36.6	$48.4	$77.4

Basic net income per share	$1.15	$0.82	$1.10	$1.71

Diluted net income per share	$1.12	$0.81	$1.08	$1.68

Basic weighted average shares outstanding	44.1	44.4	44.0	45.2

Diluted weighted average shares outstanding	45.1	45.1	44.8	46.0

Other comprehensive income (loss)
Foreign currency translation adjustments(3)	$0.1	$0.4	$(0.8)	$(0.1)
Other comprehensive income (loss)	0.1	0.4	(0.8)	(0.1)
Comprehensive income (loss)	$50.8	$37.0	$47.6	$77.3
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.

(2)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 29, 2023	March 30, 2022	March 29, 2023	March 30, 2022
Lease contingencies	$2.0	$—	$2.0	$2.9
Restaurant closure charges	1.8	1.2	6.6	1.7
Enterprise system implementation costs	1.3	0.5	3.3	1.4
Severance and other benefit charges	1.0	—	3.9	—
Remodel-related costs	0.1	0.9	1.1	4.0
Acquisition-related costs, net	—	0.6	0.2	1.5
Loss from natural disasters, net of (insurance recoveries)	(0.1)	—	0.8	0.8
Other	0.2	2.9	1.9	4.7
	$6.3	$6.1	$19.8	$17.0
(3)Represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 29, 2023	June 29, 2022
ASSETS
Total current assets	$213.4	$201.2
Net property and equipment	819.8	816.7
Operating lease assets	1,124.9	1,160.5
Deferred income taxes, net	81.3	62.5
Other assets	238.7	243.5
Total assets	$2,478.1	$2,484.4
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$585.7	$558.0
Long-term debt and finance leases, less current installments	930.7	989.1
Long-term operating lease liabilities, less current portion	1,113.8	1,151.1
Other liabilities	58.2	54.3
Total shareholders’ deficit	(210.3)	(268.1)
Total liabilities and shareholders’ deficit	$2,478.1	$2,484.4

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirty-Nine Week Periods Ended
	March 29, 2023	March 30, 2022
Cash flows from operating activities
Net (loss) income	$48.4	$77.4
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	126.2	123.1
Stock-based compensation	10.3	15.2
Restructure and impairment charges	12.2	8.7
Net loss on disposal of assets	2.9	2.3
Other	1.3	2.6
Changes in assets and liabilities	(0.5)	(17.7)
Net cash provided by operating activities	200.8	211.6
Cash flows from investing activities
Payments for property and equipment	(136.6)	(109.0)
Proceeds from note receivable	3.3	1.0
Payments for franchise restaurant acquisitions	—	(106.0)
Proceeds from sale leaseback transactions, net of related expenses	—	20.5
Proceeds from sale of assets	—	0.1
Net cash used in investing activities	(133.3)	(193.4)
Cash flows from financing activities
Borrowings on revolving credit facility	375.0	595.5
Payments on revolving credit facility	(425.0)	(502.5)
Payments on long-term debt	(16.7)	(17.6)
Purchases of treasury stock	(2.2)	(100.8)
Payments of dividends	(0.4)	(1.1)
Proceeds from issuance of treasury stock	2.1	0.4
Payments for debt issuance costs	—	(3.1)
Net cash used in financing activities	(67.2)	(29.2)
Net change in cash and cash equivalents	0.3	(11.0)
Cash and cash equivalents at beginning of period	13.5	23.9
Cash and cash equivalents at end of period	$13.8	$12.9

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2023 New Openings (1)
	Total Restaurants Open at March 29, 2023	Total Restaurants Open at March 30, 2022	Third Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,129	1,130	3	7	14
Chili’s international	5	5	—	—	—
Maggiano’s domestic	50	52	—	—	—
Total Company-owned	1,184	1,187	3	7	14
Franchise restaurants
Chili’s domestic	102	103	1	2	1
Chili’s international	366	358	6	14	16-20
Maggiano’s domestic	2	2	—	—	—
Total franchise	470	463	7	16	17-21
Total Company-owned and franchise
Chili’s domestic	1,231	1,233	4	9	15
Chili’s international	371	363	6	14	16-20
Maggiano’s domestic	52	54	—	—	—
Total	1,654	1,650	10	23	31-35
(1)Chili’s domestic company-owned restaurants openings count excludes one relocation during the second quarter of fiscal 2023.
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q3 23 and Q3 22

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q3:23 vs 22	Q3:22 vs 21	Q3:23 vs 22	Q3:22 vs 21	Q3:23 vs 22	Q3:22 vs 21	Q3:23 vs 22	Q3:22 vs 21
Company-owned	10.8%	13.5%	9.6%	4.3%	5.3%	5.7%	(4.1)%	3.5%
Chili’s	9.6%	10.3%	9.8%	4.3%	5.6%	3.9%	(5.8)%	2.1%
Maggiano’s	21.6%	50.5%	8.3%	4.8%	3.8%	16.8%	9.5%	28.9%
Franchise(3)	9.9%	20.3%
U.S.	5.6%	9.0%
International	12.5%	28.4%
Chili’s domestic(4)	9.1%	9.9%
System-wide(5)	10.7%	14.5%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Chili’s and Maggiano’s franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.

(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Third Quarter
	Q3 23	EPS Q3 23	Q3 22	EPS Q3 22
Net income - GAAP	$50.7	$1.12	$36.6	$0.81
Special items - Other (gains) and charges(1)	6.3	0.14	6.1	0.13
Special items - Depreciation	0.1	—	0.1	—
Income tax effect related to special items(2)	(1.6)	(0.03)	(1.5)	(0.02)
Special items, net of taxes	4.8	0.11	4.7	0.11
Adjustment for special tax items	0.0	0.00	0.1	—
Net income, excluding special items - Non-GAAP	$55.5	$1.23	$41.4	$0.92
(1)See Footnote “(2)” to the Consolidated Statements of Comprehensive (Loss) Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q3 23	Q3 22	Q3 23	Q3 22	Q3 23	Q3 22
Operating income - GAAP	$88.3	$73.2	$12.2	$7.6	$64.2	$49.4
Operating income as a percentage of Total revenues	9.2%	8.3%	10.2%	7.5%	5.9%	5.0%

Operating income - GAAP	$88.3	$73.2	$12.2	$7.6	$64.2	$49.4
Less: Franchise revenues(1)	(10.2)	(9.4)	(0.1)	(0.1)	(10.3)	(9.5)
Plus: Depreciation and amortization	36.7	35.9	3.3	3.4	42.5	42.2
General and administrative	8.8	9.5	2.0	2.3	40.6	39.2
Other (gains) and charges	2.2	5.2	0.4	—	6.3	6.1
Restaurant operating margin - non-GAAP(1)	$125.8	$114.4	$17.8	$13.2	$143.3	$127.4
Restaurant operating margin as a percentage of Company sales(1)	13.2%	13.1%	14.9%	13.1%	13.4%	13.1%
(1)Certain reclassifications have been made to prior year revenue amounts to enhance comparability to the fiscal 2023 presentation. See Basis of Presentation section above for more details.

Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before (Benefit) Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Third Quarter
	Q3 23	Q3 22
Net income - GAAP	$50.7	$36.6
Provision (Benefit) for income taxes	(0.1)	2.1
Other income, net	(0.6)	(0.4)
Interest expenses	14.2	11.1
Depreciation and amortization	42.5	42.2
Other (gains) and charges	6.3	6.1
Adjusted EBITDA	$113.0	$97.7

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019